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                 EXHIBIT 5.0: OPINION OF KILPATRICK STOCKTON LLP

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                                 August 7, 2008



Board of Directors
CNB Financial Corp.
33 Waldo Street
Worcester, Massachusetts 01613-0830

         Re:      CNB FINANCIAL CORP. 2008 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by CNB Financial Corp., a Massachusetts corporation (the "Company"), to issue our opinion in connection with the registration of shares of the Company's common stock, par value $1.00 per share, under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-8 (the "Registration Statement") covers 100,000 shares that may be issued pursuant to the exercise of stock options or as restricted stock awards under the CNB Financial Corp. 2008 Equity Incentive Plan (the "Plan").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing, and limited in all respects to Massachusetts law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and, with respect to the shares issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for such shares, and, with respect to awards of shares under the Plan, upon issuance of such shares, in each case in the manner described in the Plan, the shares will be validly issued, fully paid and nonassessable.

         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.


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Board of Directors
August 7, 2008
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         We hereby consent to the filing of this opinion as an exhibit to the
Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                        Very truly yours,

                                        /s/ Scott A. Brown

                                        Scott A. Brown, a Partner